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                               JANUS ASPEN SERIES
                              JANUS ADVISER SERIES
                              JANUS INVESTMENT FUND


                              SECRETARY CERTIFICATE

The undersigned, being the Secretary of Janus Aspen Series ("JAS"), and Janus Adviser Series ("JAD"), each a trust with transferable shares of the type commonly called a Delaware statutory trust (each a "Trust"), and the Secretary of Janus Investment Fund ("JIF"), a trust with transferable shares of the type commonly called a Massachusetts business trust (a "Trust" and, collectively with JAD and JAS, the "Trusts"), DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of JAS and JAD by their Amended and Restated Trust Instruments dated December 29, 2005, and March 18, 2003, respectively, and of JIF by its Amended and Restated Agreement and Declaration of Trust dated March 18, 2003, as may be amended from time to time, and by the affirmative vote of a majority of the Trustees of each Trust, including a majority of the Trustees who are not "interested persons" of the Trusts (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended), at a meeting duly called and held on June 14, 2006, the following resolution was adopted:

         RESOLVED, that consistent with the recommendation of the Legal and Regulatory Committee ("L&R Committee"), the Trustees of Janus Investment Fund ("JIF"), Janus Aspen Series ("JAS") and Janus Adviser Series ("JAD" and collectively, with JIF and JAS, the "Trusts") ratify three riders to the current Bond in substantially the forms presented in connection with this meeting, modifying the Bond by changing the names of Janus Risk-Managed Stock Fund to INTECH Risk-Managed Stock Fund; Risk-Managed Growth Portfolio to Janus Aspen INTECH Risk-Managed Growth Portfolio; Risk-Managed Core Portfolio to Janus Aspen INTECH Risk-Managed Core Portfolio; Janus Adviser Risk-Managed Growth Fund to Janus Adviser INTECH Risk-Managed Growth Fund; Janus Adviser Risk-Managed Core Fund to Janus Adviser INTECH Risk-Managed Core Fund; and Janus Adviser Risk-Managed Value Fund to Janus Adviser INTECH Risk-Managed Value Fund; Janus Core Equity Fund to Janus Fundamental Equity Fund; Janus Adviser Core Equity Fund to Janus Adviser Fundamental Equity Fund; and Core Equity Portfolio to Fundamental Equity Portfolio.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 28th day of June, 2006.


                                          /s/Stephanie Grauerholz-Lofton
                                          --------------------------------------
                                          Stephanie Grauerholz-Lofton, Secretary


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STATE OF COLORADO                   )
                                    )        ss.
CITY AND COUNTY OF DENVER           )

         BEFORE ME, the undersigned authority, on this day personally appeared Stephanie Grauerholz-Lofton, Secretary of Janus Adviser Series, Janus Aspen Series, and Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 28th day of June, 2006.


My Commission Expires:                      /s/Lisa A. Neison
                                            ------------------------------------

     6.22.07                                Notary Public
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                                            [Notary Seal]